SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004





                                    FORM 8-K
                    CURRENT REPORT PURSUANT TO SECTION 13 OF
                       THE SECURITIES EXCHANGE ACT OF 1934



          Date of Report
(Date of earliest event reported) June 4, 2002
                                  ------------




                         HUGHES ELECTRONICS CORPORATION
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)




      STATE OF DELAWARE               0-26035                 52-1106564
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(State or other jurisdiction        (Commission            (I.R.S. Employer
 of incorporation or organization)   File Number)         Identification No.)




                          200 North Sepulveda Boulevard
                          El Segundo, California 90245
                         -------------------------------
                                 (310) 662-9688
                                ----------------
               (Address, including zip code, and telephone number,
        including area code, of registrants' principal executive office)



















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ITEM 5. OTHER EVENTS

      On June 4, 2002, an agreement between Hughes Electronics Corporation (Hughes) and General Electric Capital Corporation ("GECC") was settled for $180 million, which will result in Hughes recording a second quarter 2002 pre-tax charge, primarily related to interest expense, of about $37 million. The settlement is as follows:

   General Electric Capital Corporation ("GECC") and DIRECTV entered into a contract on July 31, 1995, in which GECC agreed to establish and manage a private label consumer credit program for consumer purchases of hardware and related DIRECTV(R) programming. Under the contract, GECC also agreed to provide certain related services to DIRECTV, including credit risk scoring, billing and collections services. DIRECTV agreed to act as a surety for loans complying with the terms of the contract. Hughes guaranteed DIRECTV's performance under the contract. A trial commenced on June 12, 2000 regarding the contract and on July 21, 2000, the jury returned a verdict in favor of GECC and awarded contract damages in the amount of $133.0 million, which included pre-judgment interest, and the trial judge issued an order granting GECC $48.5 million in interest under Connecticut's offer-of-judgment statute. With this order, the total judgment entered in GECC's favor was $181.5 million. Hughes and DIRECTV appealed the judgment and while the appeal was pending, post-judgment interest on the total judgment was accruing at a rate of 6.241% per year, compounded annually, from the date judgment was entered in October 2000. As previously disclosed in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, Hughes entered into settlement negotiations with GECC during the first quarter of 2002 and based on the status of those settlement negotiations at that time, Hughes increased its provision for loss on this matter by $83 million. This increase resulted in a charge to "Selling, general and administrative expenses" of $56 million for contract damages and a charge to "Interest expense" of $27 million for the amount of pre-judgment interest. On June 4, 2002, the parties executed an agreement to settle the matter for $180 million, which will result in Hughes recording a second quarter 2002 pre-tax charge, primarily related to interest expense, of about $37 million. The settlement will be paid to GECC in June 2002.



                                    SIGNATURE


   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          HUGHES ELECTRONICS CORPORATION
                                          ------------------------------
                                                  (Registrant)



                                       By
Date June 4, 2002                      /s/Michael J. Gaines
     ------------                      -----------------------------------
                                       (Michael J. Gaines,
                                        Chief Financial Officer)









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